Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                  July 26, 2004

                        RESIDENTIAL ACCREDIT LOANS, INC.

                               as depositor of the

                           RALI SERIES 2004-QS4 TRUST
           (Exact name of the registrant as specified in its charter)


Delaware                            333-107959-02                51-0368240

(State or other             (Commission File Number)            (I.R.S. Employee
jurisdiction of incorporation)                               Identification No.)


Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Minneapolis, Minnesota                                           55437
(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code               (952) 857-7000


Item 5. Other Events

A copy of the monthly report relating to the July 2004 distribution to holders of the Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 2004-QS4 is included as an exhibit to this Report..


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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

The following is filed as an Exhibit to this Report under Exhibit 20.

No. 20.        July 2004 Monthly Report


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESIDENTIAL ACCREDIT LOANS, INC.,
as depositor of the registrant identified on the cover page to this Report



By:     /s/ Barbara Wendt
Name:   Barbara Wendt
Title:  Managing Director
Dated:  July 26, 2004


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